SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549


SCHEDULE 14A INFORMATION
Proxy Statement
(Pursuant to Section 14(a) of the Securities Exchange Act of 1934)


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ]	Preliminary Proxy Statement
[X ]	Definitive Proxy Statement
[  ]	Definitive Additional Materials
[  ]	Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

WINSLOEW FURNITURE, INC.
(Name of Registrant as specified in its Charter)

WINSLOEW FURNITURE, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[  ]	Fee paid previously with preliminary materials.

[  ]	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Parties:

(4)	Date Filed:


WINSLOEW FURNITURE, INC.



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 2, 1998




To the Shareholders of
WinsLoew Furniture, Inc.

	The 1998 Annual Meeting of Shareholders (the "Annual Meeting") of WinsLoew Furniture, Inc., a Florida corporation (the "Company"), will be held at 9:00 a.m., local time, on Tuesday, June 2, 1998, at The Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133, for the following purposes:

	(1)	To elect three members to the Company's Board of Directors to hold office until the Company's 2001 Annual Meeting of Shareholders or until their
successors are duly elected and qualified;   and

	(2)	To transact such other business as may properly come before the Annual
Meeting and any adjournments or postponements thereof.

	The Board of Directors has fixed the close of business on April 6, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

	Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

	By Order of the Board of Directors


	Bobby Tesney
	President and Chief Executive
 Officer

Birmingham, Alabama
April 15, 1998

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.




1998 ANNUAL MEETING OF SHAREHOLDERS
OF
WINSLOEW FURNITURE, INC.

_____________________________

PROXY STATEMENT
_____________________________



DATE, TIME AND PLACE OF ANNUAL MEETING

	This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of WinsLoew Furniture, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., local time, on Tuesday, June 2, 1998, at The Grand Bay Hotel, 2669 South Bayshore Drive,
Miami, Florida, or at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 15, 1998. Shareholders should review the information provided herein in conjunction with the Company's 1997 Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 201 Cahaba Valley
Parkway, Pelham, Alabama, and its telephone number is (205) 403-0206.


INFORMATION CONCERNING PROXY

	The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

	The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.


PURPOSES OF THE MEETING

	At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

(1) The election of three members to the Company's Board of Directors to serve until the Company's 2001 Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

(2)  Such other business as may properly come before the Annual
Meeting, including any adjournments or  postponements thereof.

	Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the three nominees for director named below. In the event that a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.


OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

	The Board of Directors has set the close of business on April 6, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of March
16, 1998, there were 7,542,258 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval.

	The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted in opposition of the matter, unless such matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws. If less than a majority of outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

	Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" that are represented at the meeting (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or other persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for
quorum purposes and may be entitled to vote on other matters).   Accordingly,
abstentions and broker or nominee non-votes will not have the same effect as a vote against the election of any director.


SECURITY OWNERSHIP

	The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 16, 1998 by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each "Named Executive Officer" of the Company (as defined below in "Executive Compensation-Summary Compensation Table"), and (iv) all directors and executive officers of the Company as a group:

                                               Beneficial Ownership
Name of Beneficial Owner(1)                     of Common Stock(2)

                                             Number of
                                              Shares           Percentage

Earl W. Powell(3)(4)	                       1,936,687            25.6%

Phillip T. George, M.D.(3)(5)	              1,864,538            24.6%

Trivest Group, Inc.(3)(6)	                    908,455            12.0%

FMR Corp. (19)	                               752,400             9.9%

Trivest Special Situations
Fund 1985, L. P. (3)(7)                       542,816             7.2%

Heartland Advisors, Inc.(8)                   437,500             5.8%

R. Craig Watts (9)	                           160,737             2.1%

M. Miller Gorrie(10)	                         139,950             1.9%

Bobby Tesney(11)	                             114,793             1.5%

Stephen C. Hess(12)	                           76,202             1.0%

Vincent A. Tortorici, Jr. (13)                 40,821               *

Peter W. Klein(3)(14)	                         10,750               *

James S. Smith(15)	                            30,500               *

Henry C. Cheek(16)	                            16,500               *

Sherwood M. Weiser(17)                         13,175               *

William H. Allen, Jr.(18)	                      6,550               *

William F. Kaczynski Jr.(3)                        --              --


All directors and executive officers
  as a group (14 persons)(20)	              2,534,126            32.3%

______________________
(*)	Less than 1%

(1)	Except as otherwise indicated below, the address of each beneficial owner is 201 Cahaba Valley Parkway, Pelham, Alabama 35124.

(2)	Except as otherwise indicated below, all shares are owned directly and each person has sole voting and investment power with respect to all shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	The beneficial owner's address is 2665 South Bayshore Drive, Suite 800,
Miami, Florida 33133.

(4)	Includes 199,135 shares owned directly, 34,125 shares subject to exercisable options granted under the Company's stock option plan, 662,484 shares held of record by Trivest Fund I, Ltd., 245,971 shares held of record by Trivest Equity Fund I, Ltd., 116,459 shares held of record by Trivest Principals' Fund 1988, of which Mr. Powell is a general partner, 542,816 shares owned of record by Trivest Special Situations Fund 1985, L.P. ("TSSF") (see note (7)) and 135,697 shares owned of record by Trivest Annuity Fund, Ltd.("Annuity Fund") . The General Partner of Annuity Fund is Trivest Plan Sponsor. Messrs. Powell and George are executive officers and directors of Trivest Plan Sponsor and beneficially own 100% of its outstanding stock.

(5)	Includes 129,461 shares owned directly, 900 shares held of record by Dr.
George as custodian for his minor children under the Florida Uniform
Gifts to Minors Act as to which Dr. George disclaims beneficial ownership, 30,750 shares subject to exercisable options under the Company's stock option plan, 662,484 shares held of record by Trivest
Fund I, Ltd., 245,971 shares held of record by Trivest Equity Partners I,
Ltd., 116,459 shares held of record by Trivest Principals' Fund 1988, of which Dr. George is a general partner, 542,816 shares of record owned by TSSF (See note (7)), and 135,697 shares owned of record by Annuity Fund.
The General Partner of Annuity Fund is Trivest Plan Sponsor.  Messrs.
Powell and George are executive officers and directors  of Trivest Plan
Sponsor and beneficially own 100% of its outstanding stock.

 (6)	Trivest Group, Inc. serves as the sole general  partner of Trivest 1988
Fund Managers, Ltd., which in turn is the sole general partner of  (i)
Trivest Fund I, Ltd., a privately held investment partnership that holds of record 662,484 shares of Common Stock, and (ii) Trivest Equity
Partners I, Ltd., a privately held investment partnership that holds of record 245,971 shares of Common Stock Messrs. Powell and George are executive officers and directors of Trivest Group, Inc. and beneficially own 100% of its outstanding capital stock.

(7)	The general partner of TSSF is Trivest Associates, L.P. ("Associates"), a
Florida limited partnership whose general partner is Trivest, Inc.
Messrs. Powell and George are executive officers and directors of Trivest
Group, Inc. and beneficially  own 100% of its outstanding capital stock.
Messrs. Powell and George are also limited partners of Associates.

 (8)	The address for Heartland Advisors, Inc. is 790 North Milwaukee Street,
Milwaukee, Wisconsin 53202.

 (9)	Includes 110,562 shares owned directly and 50,175 shares subject to exercisable options granted under the Company's Stock Option Plan. Mr. Watts' address is 1801 N. Andrews Extension, Pompano Beach, Florida
33061.

(10)	Includes 50,750 shares owned directly and 10,500 shares subject to exercisable options granted under the Company's stock option plan and 78,700 shares owned by Brasfield & Gorrie, General Contractors,
Incorporated.  Mr. Gorrie's address is c/o Brasfield and Gorrie, 729
South 30th Street, Birmingham, Alabama 35223.

(11)	Includes 49,793 shares owned directly and 65,000 shares subject to exercisable options granted under the Company's stock option plan.

(12)	Includes 31,202 shares owned directly and 45,000 shares subject to exercisable options granted under the Company's stock option plan.

 (13)	Includes 15,821 shares owned directly and 25,000 shares subject to exercisable options granted under the Company's stock option plan.

(14)	Represents 10,750 shares subject to exercisable options granted under the
Company's stock option plan.

(15)	Includes 20,000 shares owned directly and 10,500 shares subject to exercisable options granted under the Company's stock option plan. Mr. Smith's address is Suite 916, 10 Rockefeller Plaza, New York, New York 10020.

(16)	Includes 6,000 shares owned directly and 10,500 shares subject to exercisable options granted under the Company's stock option plan. Mr. Cheek's address is 3713 Fairway Drive, DCBE, Granbury, Texas 76049.

 (17)	Represents 5,675 shares held by Mr. Weiser's wife, 2,000 shares owned directly and 5,500 shares subject to exercisable options granted under the
Company's stock option plan.   Mr. Weiser's address is 3250 Mary Street,
5th Floor, Miami, Florida 33133.

(18)	Represents 1,050 shares owned directly  and 5,500 shares subject to
exercisable options granted under the Company's stock option plan.   Mr.
Allen's address is c/o Nations Bank South, 200 S.E. 1st Street, Suite
800, Miami, Florida 33131.

(19) The address for FMR Corp. is 82 Devonshire Street, Boston,
Massachusetts 02109.

(20)	Includes an aggregate of 309,450 shares subject to exercisable options granted under the Company's stock option plan, 1,024,914 shares owned of record by Trivest Fund I, Ltd., Trivest Equity Fund I, Ltd., and Trivest Principals' Fund 1988 and 678,513 shares owned of record by TSSF and Annuity Fund. See notes (4), (5), (6) and (7).



Compliance with Section 16(a) of the Securities Exchange Act of 1934

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

	To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing with respect to the Company's 1997 fiscal year were timely made.





ELECTION OF DIRECTORS; DIRECTOR NOMINEES

	The Company's Articles of Incorporation provide that the Company's Board of Directors shall consist of not less than seven nor more than thirteen members, with the exact number to be fixed from time to time by resolution of the Board of Directors. The Board has fixed the number of directors on the Board at ten for the ensuing year.

	The Company's Articles of Incorporation divide the Board of Directors into three classes (Classes I, II and III). The term of office of Class I directors expires at the Annual Meeting. The current directors of the Company and their respective Classes and terms of office are as follows:

Director                         Class            Term Expires At
-----------------------          -----          -------------------
Earl W. Powell                     I            1998 Annual Meeting
William H. Allen, Jr.              I            1998 Annual Meeting
James S. Smith                     I            1998 Annual Meeting


Phillip T. George, M.D.            II           1999 Annual Meeting
Peter W. Klein                     II           1999 Annual Meeting
Bobby Tesney                       II           1999 Annual Meeting
Sherwood M. Weiser                 II           1999 Annual Meeting


William F. Kaczynski, Jr.          III          2000 Annual Meeting
Henry C. Cheek                     III          2000 Annual Meeting
M. Miller Gorrie                   III          2000 Annual Meeting


	Accordingly, three Class I directors are to be elected at the Annual Meeting, for a term expiring at the Company's 2001 Annual Meeting of Shareholders. The Company's current Class I directors, Messrs. Powell, Allen and Smith have been nominated by the Board to be re-elected as Class I directors at the Annual Meeting. The Board of Directors has no reason to believe that any of such nominees will refuse or be unable to accept election; however, in the event that any of the nominees is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees and for such other replacement nominees as may be designated by the Board of Directors.





MANAGEMENT

Executive Officers and Directors

	The executive officers and directors of the Company are as follows:

Name                             Age     Position

Earl W. Powell                    59     Chairman of the Board

Bobby Tesney                      53     President, Chief Executive
                                          Officer and Director

R. Craig Watts                    44     Executive Vice President
                                          Contract Seating

Stephen C. Hess                   49     Executive Vice President
                                          Casual Furniture

Vincent A. Tortorici, Jr.         44     Vice President and Chief
                                          Financial Officer

William F. Kaczynski, Jr.         38     Director

Phillip T. George, M.D.           58     Director

Peter W. Klein                    42     Director

William H. Allen, Jr.             62     Director

Sherwood M. Weiser                67     Director

M. Miller Gorrie                  62     Director

James S. Smith                    69     Director

Henry C. Cheek                    72     Director

	The Company was formed in September 1994, and in December 1994 the Company merged with each of Winston Furniture Company, Inc. ("Winston") and Loewenstein Furniture Group, Inc. ("Loewenstein"). Each of the Company's directors and executive officers were also directors or officers of Winston and/or Loewenstein, as described below. Prior to the merger, each of Winston and Loewenstein were publicly held corporations whose common stock traded on the NASDAQ National Market.

	Mr. Powell, Chairman of the Board of the Company since October 1994, serves as President and Chief Executive Officer of Trivest, Inc. ("Trivest"), a private investment firm specializing in management services and acquisitions, dispositions and leveraged buyouts, which was formed by Messrs. Powell and George in 1981. Mr. Powell has also served as Chairman of the Board of Atlantis Plastics, Inc., an American Stock Exchange company whose subsidiaries are engaged in the plastics industry ("Atlantis"), since founding that company in February 1984, as Chief Executive of Atlantis from its organization until February 1995 and as President of Atlantis from November 1993 to February 1995. Mr. Powell has served as Chairman of the Board of Biscayne Apparel, Inc., an American Stock Exchange company whose principal subsidiaries are engaged in the apparel industry ("Biscayne"), since October 1985 and presently serves as Chief Executive Officer of Biscayne. Mr. Powell also served as Chairman of the Board of Winston from December 1988 to December 1994, Chairman of the Board of Loewenstein from February 1985 to December 1994 and as Loewenstein's President and Chief Executive Officer from May 1994 to December 1994. From 1971 until 1985, Mr. Powell was a partner with KPMG Peat Marwick, Certified Public Accountants ("Peat Marwick"), where his positions included serving as managing partner of Peat Marwick's Miami office.

	Mr. Tesney, President, Chief Executive Officer and a director of the Company since October 1994, served as President, Chief Executive Officer and a director of Winston from December 1993 to December 1994, General Manager of Winston from 1985 to December 1993 and as Senior Vice President-Operations of Winston from January to December 1993. Mr. Tesney also served as Vice President of Winston from 1979 until January 1992.

	Mr. Watts, Executive Vice President-Contract Seating of the Company since October 1994, served as a director of Loewenstein from December 1990 to December 1994, and was appointed Loewenstein's Executive Vice President-Contract Seating in May 1993, after serving as Vice President since May 1991. Mr. Watts also serves as the President and Chief Operating Officer of the Company's Loewenstein and Gregson divisions, and has served in a number of management positions since joining Loewenstein in April 1981.


	Mr. Hess, the Company's Executive Vice President-Casual Furniture since October 1994, served as Winston's Executive Vice President from December 1993 to December 1994, Winston's Senior Vice President-Marketing and Sales from January 1992 to September 1993, and as Winston's Vice President-Marketing and Sales from January 1983 until January 1992.

	Mr. Tortorici, the Company's Vice President and Chief Financial Officer since October 1994, served as Winston's Vice President-Finance and Administration and Chief Financial Officer from March 1988 to December 1994. Mr. Tortorici is a certified public accountant and was employed by Arthur Andersen & Co. from 1976 until March 1988.

	Mr. Kaczynski was elected director of the Company in January 1998. He joined Trivest in January 1998, as Senior Vice President. From July 1996 until December 1997, he was Chief Financial Officer of WebSite Management Company, Inc. d/b/a FlashNet Communications, an Internet service provider. From May 1994 until July 1996, he was Chief Financial Officer of Colorado Mountain Express, Inc., an airport transportation company. Prior to that he was with Heller Financial, Inc. from 1986 until 1994, most recently as Senior Vice President - Corporate Finance Group, Dallas, Texas.

	Dr. George, a director of the Company since October 1994, served as a director of Winston from October 1989 to December 1994 and as a director of Loewenstein from February 1985 to December 1994. Dr. George also serves as the Chairman of the Board of Trivest, the Vice Chairman of the Board and Chairman of the Executive Committee of the Board of Directors of Atlantis, and
as a Director of Biscayne.   Dr. George's executive position with Trivest has
been his principal occupation since retiring from the private practice of plastic and reconstructive surgery in February 1986.

	Mr. Klein, a director of the Company since October 1994, served as a director of Winston from December 1988 to December 1994 and as a director of Loewenstein from May 1993 to December 1994. Mr. Klein has served as an executive officer of Trivest since May 1986 and is presently Senior Vice President, Managing Director and General Counsel of Trivest. Prior to joining Trivest, Mr. Klein practiced law in Chicago, Illinois and Cleveland, Ohio.

	Mr. Allen, a director of the Company since October 1994, served as a director of Loewenstein from September 1993 to December 1994. Mr. Allen serves as Vice Chairman of NationsBank South, and served as Chairman of the Board and Chief Executive Officer of Intercontinental Bank, a NASDAQ National Market company headquartered in Miami, Florida, since April 1987 until its merger with NationsBank South in December 1994. Mr. Allen also serves as a director of American Bankers Insurance Group, a NASDAQ National Market company headquartered in Miami, Florida and Decorator Industries, Inc., traded on the American Stock Exchange, headquartered in Hollywood, Florida.

	Mr. Weiser, a director of the Company since October 1994, has been, since 1970, the Chairman of the Board, President and Chief Executive Officer of CHC International, Inc., a leading hotel and casino development and management company that does business as "Carnival Hotels and Casinos," and its predecessors. Mr. Weiser also serves as a director of Carnival Corporation, a cruise line traded on the New York Stock Exchange.

	Mr. Gorrie, a director of the Company since October 1994, served as a director of Winston from February 1993 to December 1994 and from May 1986 to December 1988. Mr. Gorrie has been President of Brasfield & Gorrie General Contractor, Inc., a diversified general contractor based in Birmingham, Alabama, since 1964. Mr. Gorrie also serves as a director of AmSouth Bancorporation, a New York Stock Exchange company which is the holding company of AmSouth Bank of Alabama. Mr. Gorrie is a director of Colonial Properties Trust, a real estate investment trust traded on the New York Stock Exchange.

	Mr. Smith, a director of the Company since October 1994, served as a director of Winston from February 1993 to December 1994, and as a director of Biscayne from June 1986 to February 1992. Mr. Smith has been engaged in private investment activities as his principal occupation for more than the prior five years. Mr. Smith served as Executive Vice President of Stephens, Inc., an investment banking firm based in Little Rock, Arkansas, from January 1985 until May 1987. Mr. Smith has also served as President of the Arnold D. Frese Foundation since March 1979.

	Mr. Cheek, a director of the Company since October 1994, served as a director of Winston from February 1993 to December 1994. Mr. Cheek has been engaged in private investment activities as his principal occupation for more than the prior five years. From 1951 until his retirement in 1984, Mr. Cheek was Vice President of U.S. Industries, Inc., a diversified holding company and served as Chief Executive Officer of its Furniture Group. Mr. Cheek served as a director of Winston from May 1987 through December 1988.


Meetings and Committees of the Board of Directors

	During 1997, the Board of Directors held four meetings and took certain actions by written consent. During 1997, except for Mr. Weiser, no director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and
(ii) the number meetings of committees of the Board of Directors held during the period he served on such committees.

	During 1997, Messrs. Smith, Allen and Weiser served as members of the Compensation Committee and took certain actions by written consent. Mr. Smith is Chairman of the Compensation Committee. The authority and responsibilities of the compensation Committee include (i) establishing compensation policies with respect to the Company's executive officers, (ii) making recommendations to the full Board on compensation actions involving the Company's executive officers, including actions regarding salary, bonus and employment agreements,
(iii) approving long term incentive awards for executive officers, and (iv) administering the Company's stock option plan and other incentive and long-term compensation plans maintained by the Company from time to time.

	During 1997, Messrs. Gorrie and Cheek served as members of the Audit Committee. Mr. Gorrie is Chairman of the Audit Committee. The authority and responsibilities of the Audit Committee include (i) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (ii) reviewing the plan and scope of audits, (iii) reviewing the Company's significant accounting policies and internal controls, and (iv) having general responsibility for all related auditing matters.



EXECUTIVE COMPENSATION

Summary Compensation Table

	The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer, and each of the Company's other executive officers whose total 1997 salary and bonus from the Company was $100,000 or more (the Chief Executive Officer and such other executive officer are referred to herein as the "Named Executive Officers").


                                                                    Long Term
                                                                   Compensation
                                                                   ------------
                                Annual Compensation                   Awards


Name and                  Fiscal                       Other Annual    Number of
Principal Position         Year    Salary     Bonus    Compensation    Options
                                                           (1)         Granted
-----------------------    ----   --------   --------  ------------    --------
Bobby Tesney               1997   $245,000   $183,000    $49,221         40,000
President and              1996    216,400    162,300     28,240            -
Chief Executive Officer    1995    200,000    127,500        -           50,000


Stephen C. Hess            1997    200,000    150,000     20,935         30,000
Executive Vice President   1996    178,218    133,663     18,606            -
Casual Furniture           1995    165,000    100,000        -           25,000


Vincent A. Tortorici, Jr.  1997    145,000     72,500     12,669         25,000
Vice President and Chief   1996    129,900     64,950      8,718            -
Financial Officer          1995    120,000     51,000        -           25,000


R. Craig Watts             1997    181,830    136,373     19,343         25,000
Executive Vice President   1996    166,138    121,103     20,357            -
Contract Seating           1995    150,052     40,506        -           25,000


Richard McLeod (2)         1997    140,897        -        1,737         10,000
Executive Vice President - 1996    129,536        -        2,019            -
Futons                     1995     22,115        -          -              -



________________________

(1)	"Other Annual Compensation" represents amount paid by the Company on behalf of the Named Executive Officer under the Company's Non-Qualified Supplemental Executive Retirement Plan established in October 1996.
Under the terms of this Plan, selected employees make after-tax contributions of their salary to one or more investment alternatives available under such Plan. The Company then matches the employee contribution (up to 10% of compensation on an after-tax basis) depending on the employee's length of service (up to 50% for 15 years of continuous service). The employee is vested at all times in the deferred compensation and is vested immediately in the matching contribution.

 (2) 	Mr. McLeod was employed by the Company from September 1995 until January
1998.


Option Grants Table

	The following table sets forth information concerning the grant of stock options to the Named Executive Officers in 1997 under the Company's Amended and Restated 1994 Stock Option Plan.


                       Options Grants In Last Fiscal Year

                                Individual Grants

Name                     A        B        C         D         E          F
--------------------   ------    ----    ------   -------   --------   -------
Bobby Tesney           40,000    24.2    $10.50   6/10/07   $264,136   $669,372
Stephen C. Hess        30,000    18.1    $10.50   6/10/07    198,102    502,029
Vincent A. Tortorici   25,000    15.2    $10.50   6/10/07    165,085    418,357
R. Craig Watts         25,000    15.2    $10.50   6/10/07    165,085    418,357
Richard McLeod         10,000     6.1    $10.50   6/10/07     66,034    167,343

A= Options Granted (1)
B= % of Total Options Granted to Employees in Fiscal Year
C= Exercise Price
D= Expiration Date
E= Potential Realizable Value at Assumed Annual Rates of Stock Price
   Appreciation for Option Terms at 5%($) (2)
F= Potential Realizable Value at Assumed Annual Rates of Stock Price
   Appreciation for Option Terms at 10%($) (2)





(1)	The options become exercisable for 20% of the shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as employment with Company or one of its subsidiaries continues. To the extent not already exercisable, the options generally become fully exercisable upon liquidation or dissolution of the Company, a sale or other disposition of all or substantially all of the Company's assets, or a merger or consolidation pursuant to which either (i)the Company does not survive, or (ii) ownership of more than 49% of the voting power of the Company's voting stock is transferred. In addition, the Compensation Committee of the Board of Directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.

(2)	Based on assumed annual rates of stock price appreciation from the closing price of the Company's Common Stock on the date of grant. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

Aggregated 1997 Fiscal Year-End Option Value Table

	The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of December 31, 1997. No stock options were exercised by such persons during 1997.



                                  Number of                  Value of
                             Securities Underlying      Unexercised In-The
                              Unexercised Options        Money Options
                              at December 31, 1997      at Decmeber 31, 1997
                         ---------------------------  -------------------------
Name                     Exercisable   Unexercisable  Exercisable  Unexercisable
------------------------ -----------   -------------  -----------  -------------
Bobby Tesney                  55,000     70,000        $270,625    $415,000
Stephen C. Hess               40,000     45,000         171,250     247,500
Vincent A. Tortorici, Jr.     20,000     40,000         113,750     227,500
R. Craig Watts                45,175     40,000         295,735     227,500
Richard McLeod                    --     10,000              --      40,000



401 (k) Plan

	Effective January 1, 1997, the WinsLoew Furniture, Inc. 401 (k) Plan was established. Employees of the Company and its subsidiaries are eligible to participate in the Plan following the later to occur of (i) the employee's completion of one year of service or (ii) the employee's 21st birthday.
Eligible employees may make a salary reduction contributions to the Plan on a pretax basis. For each calendar year, the Company and the other participating employees may make matching contributions to the Plan based on a discretionary matching percentage to be determined each year by the Company. In addition, the Company and the other participating employers may make a discretionary profit sharing contribution to the plan on behalf of each participant who completes more than 500 hours of service during the year or who is employed on the last day of the year. This latter contribution is allocated proportionately based on each participants compensation. An employee's vested benefits are payable upon his retirement, death, disability, or other termination of employment or upon the attainment of age 59-1/2. An employee is always fully vested in his account balance attributable to his won contributions to the Plan. The employee's interest in the account attributable to his employers contributions and earnings thereon becomes fully vested upon the earlier of the attainment of his normal retirement date (age
65), his death, his permanent and total disability, or his completion of six years of service. If an employee terminates employment for reasons other than retirement, death, or disability, his vested interest is based on a graduated vesting schedule which provides for 20% vesting after two years of service and 20% for each year thereafter. Nonvested amounts are forfeited.


Long Term Incentive and Pension Plans

	The Company has no Long Term Incentive or Pension Plans.

Compensation of Directors

	During 1996 and the first quarter of 1997, the Company paid each director who was neither an employee of the Company nor Trivest an annual retainer of $10,000, an additional retainer of $2,500 for serving on the Compensation Committee, a $500 fee for each meeting of the Board of Directors attended and, unless held on the same day as a Board meeting, $500 for each committee meeting attended. The Company also reimburses all directors for expenses incurred in connection with their activities as directors.

	Additionally, prior to 1997, on March 31 of each year, each director who was neither an employee of the Company nor Trivest received automatic grants of options to purchase 5,000 shares of Common Stock pursuant to the Company's 1994 Stock Option Plan. Such options become exercisable at the rate of 20% per year on each anniversary of the date of grant, and have an exercise price equal to the fair market value of Common Stock on the date of grant.
The unexercised portion of any such option will terminate upon the earliest to occur of the following: (i) the expiration of 10 years from the date of grant of the option, (ii) twelve months after the date on which the optionee ceases to be a director by reason of the death or disability of the optionee, or
(iii) three months after the optionee ceases to be a director for any other reason. In addition, each other director of the Company is eligible to receive discretionary grants of options pursuant to such plan. These automatic grants were terminated in connection with the adoption of the Amended and Restated 1994 Stock Option Plan by the Board of Directors in January 1997.

	The Board of Directors approved new compensation policies effective
April 1, 1997.   Directors who are neither employees of the Company or Trivest are paid a $2,500 cash fee for each meeting attended in person and a $500 cash fee for each meeting attended by telephone. In addition, each member of the Compensation and Audit Committee receives a $2,500 annual retainer, payable quarterly in advance.

	In addition, during 1997 each of the Company's directors was granted options to purchase 2,500 shares of Common Stock pursuant to the Company's Amended and Restated 1994 Stock Option Plan for each meeting of the Board of Directors attended by him. There were four meetings of the Board of Directors in 1997. Such options become exercisable at the rate of 20% per year on each anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. The unexercised portion of such options will terminate on the earliest to occur of the following (i) the expiration of 10 years from the date of grant of the option,
(ii) twelve months after the date on which the optionee ceases to be a director by reason of the death or disability of the optionee, or (iii) except as otherwise may be determined by the Board, three months after the date on which the optionee ceases to be a director for any other reason. The unvested portion of the foregoing options will become fully vested in the event of a change in control of the Company.



Employment Contracts, Termination of Employment and Change in Control
Arrangements

	Effective January 1, 1995, the Company entered into five-year employment agreements with each of Messrs. Tesney, Watts, Hess and Tortorici. The employment agreements provide for the Company to pay Messrs. Tesney, Watts, Hess and Tortorici base salaries of $200,000, $150,000, $165,000 and $120,000, respectively, in each case subject to annual cost of living adjustments. Such employment agreements also provide for annual incentive compensation payments of up to 75% of the executive's then base salary (50% in the case of Mr. Tortorici) based on the operating earnings (adjusted to exclude the effect of goodwill amortization) of (i) the Company, in the case of Messrs. Tesney and Tortorici, (ii) the Company's Contract Seating divisions, in the case of Mr. Watts,) and (iii) the Company's Casual Furniture divisions, in the case of Mr. Hess. None of such officers will receive any incentive compensation payment under his employment agreement for any particular year unless the relevant operating earnings for such year are at least 75% of the "target earnings" for such year. Target earnings for 1997 were set by the Compensation Committee of the Board. Each employment agreement also provides that the executive will receive six months base salary if his employment is terminated without "cause" (as defined), and prohibits the executive from directly or indirectly competing with the Company for one year after termination of his employment (six months if he is terminated by the Company without "cause"). Such employment agreements were approved by the Compensation Committee of the Company's Board of Directors.

	Each of the Named executive Officers holds options to purchase Common Stock under the company's Amended and restated 1994 Stock Option Plan. To the extent not already exercisable, such options generally become exercisable upon
(I) a reorganization, merger, consolidation or other form of corporate transaction with respect to which ownership of a majority of the voting power of the Common Stock is transferred, (ii) liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the Company's assets.

Compensation Committee Interlocks and Insider Participation

	Mr. Powell, the Company's Chairman, also serves on the Board of Directors of CHC International, Inc., a hotel and casino development and management company. Mr. Weiser, a director and member of the Compensation Committee of the Company, serves as Chairman of the Board, President and Chief Executive Officer of CHC International, Inc. See "Management."

Compensation Committee Report on Executive Compensation

	The Compensation Committee's general philosophy with respect to the compensation of the Company's executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. The components of such compensation programs include a base salary and annual bonus, a supplemental nonqualified retirement plan and a stock option plan designed to provide long-term incentives.

	In November 1994, the Compensation Committee approved the Company's employment agreements with each of Messrs. Tesney, Watts, Hess and Tortorici. Compensation pursuant to such agreements commenced in January 1995. The agreements provide for, among other things, annual incentive compensation payments, the amounts of which are directly related to earnings of the Company or specified divisions of the Company. See "-Employment Contracts, Termination of Employment and Change in Control Arrangements" for a description of the terms of such agreements.

	The Company's stock option plan is administered by the Compensation Committee (with respect to all eligible persons except directors) and is designed to attract and retain executive officers and other employees of the Company and its subsidiaries, and to reward them for their successful efforts to deliver growth in value to the Company's shareholders. The stock option plan provides for discretionary grants of options to selected eligible persons.

	In 1997, the Compensation Committee approved fair market value option grants for Mr. Tesney (options to purchase 40,000 shares of Common Stock) and the other Named Executive Officers (option to purchase, in the aggregate, 90,000 shares of Common Stock). The Compensation Committee believes that the number of shares covered by such grants reflect competitive practices for companies with similar market capitalizations as the Company.

		WILLIAM H. ALLEN, JR.
		JAMES S. SMITH
		SHERWOOD M. WEISER



PERFORMANCE GRAPH

	The following graph compares the cumulative total shareholder returns on the Company's Common Stock, based on the market price of Common Stock from December 19, 1994 (the date upon which public trading of the Common Stock commenced) through December 31, 1997, with (i) the NASDAQ market index, and
(ii) the Media General Furniture and Home Furnishings Index.



	                         COMPARISON OF CUMULATIVE TOTAL RETURN


		                          December 19,	         December
           				                1994 		        1995	   1996	   1997
                               ------         ------  ------  ------
	WinsLoew Furniture, Inc.		    100.00		       102.17 	169.57 	252.17
	NASDAQ Stock Market Index	    100.00		       129.71	 161.18	 197.16
	Media General Furniture and
   Home Furnishings Index    		100.00		       101.82	 124.53 	149.05











CERTAIN TRANSACTIONS

	Investment Services Agreement. In December 1994, the Company entered into a ten-year investment Services Agreement with Trivest (the "Investment Services Agreement), pursuant to which Trivest provides corporate finance, strategic and capital planning and other management advice to the Company, including (i) conducting relations on behalf of the Company with accountants, attorneys, financial advisors and other professionals, (ii) providing reports to the Company with respect to the value of its assets, and (iii) rendering advice with respect to acquisitions, dispositions, financings and refinancings. Pursuant to the Investment Services Agreement, Trivest receives a base annual fee of $500,000 (in 1994), subject to cost-of-living increases. In addition, for each additional business acquired by the Company, Trivest's base compensation will generally be increased by the greater of (i) $100,000, and (ii) the sum of 5% of the additional business's projected annual earnings before income taxes, interest expense and amortization of goodwill ("EBITA") for the fiscal year in which it is acquired up to $2.0 million of EBITA, plus 3.5% of EBITA in excess of $2.0 million. Moreover, subject to the approval of the Company's board (including a majority of disinterested directors), for each acquisition or disposition of any business operation by the Company introduced or negotiated by Trivest, Trivest will generally receive a fee of up to 3% of the purchase price. The Company paid Trivest $628,412 for services rendered under the Investment Services Agreement during 1997.

	Trivest Legal Department. Trivest maintains an internal legal department. The Trivest legal department accounts for its time on an hourly basis and bills Trivest and its affiliates, including the Company, for services rendered at prevailing rates. In 1997, the company paid Trivest $55,762 for services rendered by the Trivest legal department. The Company believes that the fees charged by the Trivest legal department in 1997 were no less favorable to the Company than fees charged by unaffiliated third parties for similar services.

RELATIONSHIP WITH INDEPENDENT AUDITORS

	The firm of Ernst & Young LLP, independent auditors, served as the Company's independent auditors for the fiscal year ended December 31, 1997. Such representatives will have the opportunity to make a statement if they desire to do so.


OTHER BUSINESS

	The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

	Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1999 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than December 24, 1998.


                            	By Order Of The Board Of Directors

                             /S/Bobby Tesney
                             -----------------
	                            Bobby Tesney
                             President and Chief Executive Officer


Pelham, Alabama
April 15, 1998


COMMON STOCK PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS


WINSLOEW FURNITURE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned holder of shares of Common Stock of WINSLOEW FURNITURE, INC., a Florida corporation (the "Company"), hereby appoints Earl W. Powell and Phillip T. George, M.D., and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133 at 9:00 A.M., local time, on Tuesday June 2, 1998, and at all adjournments and postponements thereof.


	(To be signed on the other side)

	(see reverse side)


	(continued from other side)
The Board of Directors recommends a vote FOR the election of all of the director nominees listed in proposal 1. below.

1.	ELECTION OF DIRECTORS.

Election of:	   William H. Allen, Jr.
                Earl W. Powell
                James J. Smith


VOTE FOR all nominees listed above, except that vote is withheld with respect to each nominee, if any, whose name is marked through above.


VOTE WITHHELD with respect to all nominees listed above.

2. 	The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.






THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1. ABOVE.

The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting and related Proxy Statement for the 1998 Annual Meeting, and (ii) the Company's 1997 Annual Report to Shareholders.


Dated:_________________________________, 1998



           (Signature)



(Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.